EXHIBIT 99.1

News Release

SINCLAIR BROADCAST GROUP TO ACQUIRE TRIBUNE MEDIA COMPANY FOR APPROXIMATELY $3.9 BILLION

BALTIMORE and CHICAGO (May 8, 2017) — Sinclair Broadcast Group, Inc. (Nasdaq: SBGI) (“Sinclair”) and Tribune Media Company (NYSE: TRCO) (“Tribune”) today announced that they have entered into a definitive agreement under which Sinclair will acquire 100% of the issued and outstanding shares of Tribune for $43.50 per share, for an aggregate purchase price of approximately $3.9 billion, plus the assumption of approximately $2.7 billion in net debt.

Under the terms of the agreement, Tribune stockholders will receive $35.00 in cash and 0.23 shares of Sinclair Class A common stock for each share of Tribune Class A common stock and Class B common stock they own. The total $43.50 per share consideration represents a premium of approximately 26% over Tribune’s unaffected closing share price on February 28, 2017, the day prior to media speculation regarding a possible transaction; approximately 14% over Tribune’s 30-day volume weighted average closing stock price; and approximately 8% over Tribune’s closing share price on May 5, 2017, the last trading day prior to today’s announcement.

Tribune owns or operates 42 television stations in 33 markets, cable network WGN America, digital multicast network Antenna TV, minority stakes in the TV Food Network and CareerBuilder, and a variety of real estate assets. Tribune’s stations, a list of which is available in Tribune’s most recent Form 10-K filed on March 1, 2017, consist of 14 FOX, 12 CW, 6 CBS, 3 ABC, 2 NBC, 3 MyNetworkTV affiliates and 2 independent stations. The group includes stations in the top three DMAs in the country, seven in the top 10 and 34 in the top 50 DMAs.1

“This is a transformational acquisition for Sinclair that will open up a myriad of opportunities for the company,” commented Chris Ripley, President and CEO of Sinclair. “The Tribune stations are highly complementary to Sinclair’s existing footprint and will create a leading nationwide media platform that includes our country’s largest markets. The acquisition will enable Sinclair to build ATSC 3.0 (Next Generation Broadcast Platform) advanced services, scale emerging networks and national sales, and integrate content verticals. The acquisition will also create substantial synergistic value through operating efficiencies, revenue streams, programming strategies and digital platforms.”

“This will be the largest acquisition in our company’s history, and I want to thank everyone from the Sinclair team, as well as our advisors and bankers who made this possible,” commented David Smith, Executive Chairman of Sinclair. “Television broadcasting is even more relevant today, especially when it comes to serving our local communities. Tribune’s stations allow Sinclair to strengthen our commitment to serving local communities and to advance the Next Generation Broadcast Platform. This acquisition will be a turning point for Sinclair, allowing us to better serve our viewers and advertisers while creating value for our shareholders.”

“Today’s announcement is the culmination of an extensive strategic review, which has delivered significant value to our stockholders,” said Peter Kern, Tribune’s Chief Executive Officer. “Since we announced the strategic review 15 months ago, we have streamlined the business, monetized non-core assets, strengthened our balance sheet and returned more than $800 million to stockholders — all of which has resulted in a 50% increase in stockholder value. We are extremely proud to join Sinclair, and we’re excited that Tribune stockholders and employees will have the opportunity to participate in the long-term growth of the combined company.”

[1]	“DMAs” are television designated market areas according to the Nielsen Company. The rankings are in terms of size of the DMA out of the 210 generally recognized DMAs in the United States.

The transaction has been unanimously approved by the Boards of Directors of both companies and is anticipated to close and fund in the fourth quarter of 2017. Completion of the transaction is subject to approval by Tribune’s stockholders, as well as customary closing conditions, including approval by the Federal Communications Commission (“FCC”), and antitrust clearance.

Sinclair expects to fund the purchase price at closing through a combination of cash on hand, fully committed debt financing to be provided by JPMorgan Chase Bank, N.A., Royal Bank of Canada, Deutsche Bank AG New York Branch and Deutsche Bank Securities Inc. and by accessing the capital markets.

In order to comply with FCC ownership requirements and antitrust regulations, Sinclair may sell certain stations in markets where it currently owns stations. Such divestitures will be determined through the regulatory approval process.

Including the Tribune acquisition (before any related divestitures), all previously announced pending transactions, and pro forma for expected synergies, Sinclair’s 2015 and 2016 media revenues would have been $4.070 billion and $4.603 billion, respectively. The $6.6 billion enterprise value represents an average pro forma EBITDA multiple of less than 7.0x on the core television and entertainment business and is expected to add over 40% pro forma 2016/2017 free cash flow per share accretion2.

Sinclair Advisors:

J.P. Morgan Securities LLC acted as exclusive financial advisor. Fried, Frank, Harris, Shriver & Jacobson LLP, Pillsbury Winthrop Shaw Pittman LLP and Thomas & Libowitz P.A. acted as legal advisors to Sinclair in connection with this transaction.

Tribune Media Advisors:

Moelis & Company and Guggenheim Securities acted as financial advisors and Debevoise & Plimpton LLP and Covington & Burling LLP acted as legal advisors to Tribune in connection with this transaction.

Investor Call:

The senior management of Sinclair intends to hold a conference call to discuss the acquisition of Tribune on Monday, May 8, 2017 at 11:00 a.m. ET. After the call, an audio replay will be available at www.sbgi.net. The press and the public will be welcome on the call in a listen-only mode. The dial-in number is (877) 407-8033. A slide presentation is available during the call and can be accessed at http://www.investorcalendar.com/IC/CEPage.asp?ID=175940

Tribune will release its first quarter results, and host an investor call, as previously scheduled, prior to market open, on Wednesday, May 10, 2017. The investor call will begin at 8:30 a.m. ET and can be accessed by dialing 888-317-6003 (domestic) or 412-317-6061 (international). The confirmation code is 2831845.

[2]	Sinclair management considers free cash flow to be an indicator of Sinclair’s assets’ operating performance. Sinclair management also believes that free cash flow is a commonly used measure of valuation for companies in the broadcast industry. In addition, this measure is frequently used by industry analysts, investors and lenders as a measure of valuation for broadcast companies, although their definitions of free cash flow may differ from Sinclair’s definition. Sinclair believes this measure serves as a valuable assessment tool for investors to identify potential trends in the company’s performance. For the definition of free cash flow, please refer to Sinclair’s website: http://sbgi.net/investor-relations/#NonGAAP.

About Sinclair Broadcast Group, Inc.:

Sinclair is one of the largest and most diversified television broadcasting companies in the country. Pro forma for the Tribune acquisition (before any related divestitures) and all previously announced pending transactions, the Company will own, operate and/or provide services to 233 television stations in 108 markets. The Company has multiple emerging networks as well as being affiliated with all the major networks. Sinclair is a leading local news provider in the country and a producer of live sports content. Sinclair’s content is delivered via multiple-platforms, including over-the-air, multi-channel video program distributors, and digital platforms. The Company regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.

About Tribune Media Company:

Tribune Media Company (NYSE: TRCO) is home to a diverse portfolio of television and digital properties driven by quality news, entertainment and sports programming. Tribune is comprised of Tribune Broadcasting’s 42 owned or operated local television stations reaching approximately 50 million households, national entertainment cable network WGN America, whose reach is approximately 80 million households, Tribune Studios, and a variety of digital applications and websites commanding 60 million monthly unique visitors online. Tribune also includes Chicago’s WGN-AM and the national multicast networks Antenna TV and THIS TV. Additionally, Tribune owns and manages a significant number of real estate properties across the U.S. and holds a variety of investments, including a 32% interest in CareerBuilder, LLC and a 31% interest in Television Food Network, G.P., which operates Food Network and Cooking Channel. For more information please visit www.investors.tribunemedia.com.

Forward-Looking Statements:

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to Tribune’s and Sinclair’s objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that Tribune and Sinclair intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by Tribune’s and Sinclair’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and Tribune and Sinclair undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: risks and uncertainties discussed in the reports that Tribune and Sinclair have filed with the Securities and Exchange Commission (the “SEC”); general economic, market, or business conditions; risks associated with the ability to consummate the business combination between Tribune and Sinclair and the timing of the closing of the business combination; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; pricing fluctuations in local and national advertising; future regulatory actions and conditions in the television stations’ operating areas; competition from others in the broadcast television markets; volatility in programming costs; the ability to successfully integrate Tribune’s and Sinclair’s operations and employees; the ability to realize anticipated benefits and synergies of the business combination; the potential impact of announcement of the business combination or consummation of the transaction on relationships, including with employees, customers and competitors; and other circumstances beyond Tribune’s and Sinclair’s control. Refer to the section entitled “Risk Factors” in Tribune’s and Sinclair’s annual and quarterly reports filed with the SEC and in the Form S-4 to be filed by Sinclair with the SEC at a future date for a discussion of important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements.

No Offer or Solicitation / Additional Information and Where to Find It:

This communication is for information purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This communication is being made in respect of a proposed business combination involving Sinclair and Tribune. In connection with the proposed transaction, Tribune and Sinclair intend to file relevant materials with the SEC, including a Registration Statement on Form S-4 to be filed by Sinclair that will include a preliminary proxy statement of Tribune and that will also constitute a prospectus of Sinclair. The information in the preliminary proxy statement/prospectus will not be complete and may be changed. Tribune will deliver the definitive proxy statement to its shareholders as required by applicable law. This communication is not a substitute for any prospectus, proxy statement or any other document that may be filed with the SEC in connection with the proposed business combination.

INVESTORS AND SECURITY HOLDERS OF SINCLAIR AND TRIBUNE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Sinclair (when they become available) may be obtained free of charge on Sinclair’s website at www.sbgi.net or by directing a written request to Sinclair at 10706 Beaver Dam Road, Hunt Valley, MD 21030, Attention: Lucy A. Rutishauser. Copies of documents filed with the SEC by Tribune (when they become available) may be obtained free of charge on Tribune’s website at www.tribunemedia.com.

Participants in the Merger Solicitation:

Tribune and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Tribune stockholders in connection with the proposed transaction is set forth in the proxy statement/prospectus described above filed with the SEC. Additional information regarding Tribune’s executive officers and directors is included in Tribune’s proxy statement for its 2017 annual meeting of shareholders filed with the SEC on March 24, 2017, which can be obtained free of charge from the sources indicated above.

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Sinclair Investor Contact:

Lucy Rutishauser, SVP & CFO

(410) 568-1500

Sinclair Media Contact:

Chelsea Koski

(202) 360-6230

Tribune Media Contact:

Gary Weitman, SVP, Corporate Relations

(312) 222-3394

Tribune Investor Contact:

Jamie Arestia, Director

(646) 563-8296